UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
August 2, 2005

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act 17 CFR 240.14a-12).
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02 Termination of a Material Definitive Agreement.
     On August 2, 2005, the Board of Directors terminated the Tandy Brands Accessories, Inc. Supplemental Executive Retirement Plan (the “Plan”), effective as of September 2, 2005. As a result of the termination of the Plan, no additional participants may become entitled to benefits under the Plan. There are no participants currently receiving benefits who would be entitled to continued benefits. Each actively employed participant on the effective date of the termination would be entitled, under the Plan, to have their supplemental plan benefits calculated as if such participant had attained normal retirement age, under the Plan, with at least 30 years of service as of the Plan termination date. The Board of Directors expects to negotiate an agreement to settle the amounts owed under the Plan to each participant who is actively employed on the effective date of the termination.
     The Board of Directors determined it was in the best interests of the Company to terminate the Plan because of the limited number of participants. Except for the benefits owed to the participants in the Plan, there are no payment obligations or early termination penalties incurred by the Company for the termination of the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: August 8, 2005	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

3